Exhibit 99.1

Biofrontera Inc. Reports Strong Second Quarter 2026 Financial Results Driven by 33% Revenue Growth

WOBURN, Mass., August 13, 2026 — Biofrontera Inc. (NASDAQ: BFRI) (“Biofrontera” or the “Company”), a biopharmaceutical company specializing in the development and commercialization of photodynamic therapy (PDT) in dermatology, today reported financial results for the quarter ended June 30, 2026.

Second Quarter 2026 Highlights

●	Net product revenue of $12.0 million, an increase of 32.9% compared to $9.0 million in the prior-year period.

●	Gross margin of 80%, compared to 71% in the prior-year period, an improvement of approximately 920 basis points, reflecting the lower Ameluz® cost structure established following the closing of the strategic transaction with Biofrontera AG in October 2025 (the “Strategic Transaction”).

●	Net loss of $0.6 million, or $(0.05) per share, compared to a net loss of $5.3 million, or $(0.57) per share, in the prior-year period.

●	Adjusted EBITDA of $(0.2) million, compared to $(5.1) million in the prior-year period, an improvement of approximately $5.0 million.

First Half 2026 Highlights

●	Net product revenue of $22.1 million, an increase of 25.4%, from $17.6 million in the prior-year period.

●	Gross margin of 80%, compared to 67% in the prior-year period.

●	Net loss of $5.4 million, or $(0.44) per share, compared to a net loss of $9.5 million, or $(1.05) per share, in the prior-year period.

●	Adjusted EBITDA of $(3.7) million, compared to $(9.5) million in the prior-year period.

●	Cash used in operating activities of $1.7 million, compared to $7.2 million in the prior-year period, a reduction of approximately 76%.

Hermann Luebbert, Chief Executive Officer and Chairman of Biofrontera, stated: “This was the strongest operating Q2 and H1 in the Company’s history as a standalone business, and it reflects work that has been underway for more than a year - a restructured cost base, a more disciplined commercial organization, and steady growth in Ameluz® demand. We are seeing the pace of reorders accelerate, which reflects strength of underlying demand. We also continue to be encouraged by the new indications advancing in our development pipeline, including superficial basal cell carcinoma (sBCC), for which we have a PDUFA date in late September of this year and expect to launch in Q1 of 2027. If approved for sBCC, Ameluz will be the first PDT in the United States approved for the treatment of cancerous tumors. Our clinical pipeline also includes recent positive Phase III results in AK on the extremities/neck/trunk and encouraging Phase 2B data in acne that we believe can expand the reach of our PDT platform in the years ahead.”

“We see positive effects from the Strategic Transaction and our overall cost management, the impacts of which are now visible in the Q2 results,” said Fred Leffler, Chief Financial Officer. “Gross margin improved roughly 920 basis points year over year, operating expenses declined 11%, and we brought Adjusted EBITDA to within $0.2 million of breakeven. Operating cash used in the first half of 2026 was $1.7 million, down from $7.2 million a year ago. That figure includes a $3.7 million paydown of related party payables connected to the Strategic Transaction. Excluding that item, changes in working capital would have been a net source of cash in the first half. We continue to make progress towards cash flow breakeven in 2026.”

Second Quarter 2026 Financial Results

Net product revenue for the second quarter of 2026 was $12.0 million, an increase of $3.0 million, or 32.9%, from $9.0 million in the second quarter of 2025. While the revenue increase was partly due a price increase, unit volume grew, which was partly driven by the impact of order timing from certain customers in anticipation of potential supply restrictions resulting from an exclusion order by the International Trade Commission (ITC) related to our RhodoLED XL lamp that took effect on July 7, 2026, impacting the timing of orders rather than total demand. We are pursuing a remediation plan to allow us to begin selling a modified version of our XL lamp. Because the substantial majority of our installed lamp base is unaffected by the ITC order, any shift in orders to the second quarter from the second half of the year is not expected to impact our full-year 2026 revenue goals.

Cost of revenues was $2.4 million, compared to $2.6 million in the prior-year period, producing gross profit of $9.6 million and a gross margin of 80%, compared to gross profit of $6.4 million and a gross margin of 71% in the second quarter of 2025. The improvement was driven principally by the transition from the prior transfer pricing arrangement to a cost structure comprising Ameluz® direct cost plus a 12% earnout on net revenue.

Selling, general and administrative expenses were $9.7 million, compared to $10.6 million in the prior-year quarter, a decrease of $0.9 million, driven primarily by a $2.1 million reduction in litigation-related legal fees, partially offset by planned investment in the commercial organization and costs associated with the manufacturing and regulatory functions established following the Strategic Transaction.

Research and development expenses were $0.4 million, compared to $0.9 million in the prior-year quarter, reflecting the substantial completion of clinical trials.

Net loss for the second quarter was $0.6 million, or $(0.05) per share, compared to a net loss of $5.3 million, or $(0.57) per share, for the prior-year quarter. Adjusted EBITDA, a non-GAAP measure reconciled below, was $(0.2) million, compared to $(5.1) million in the prior-year period.

First Half 2026 Financial Results

Net product revenue for the six months ended June 30, 2026 was $22.1 million, an increase of $4.5 million, or 25.4%, from $17.6 million in the first six months of 2025. The increase reflects Ameluz® unit volume growth and the full-period effect of the list price increase implemented in the fourth quarter of 2025.

Cost of revenues was $4.5 million, compared to $5.9 million in the prior-year period, producing gross profit of $17.6 million and gross margin of 80%, compared to gross profit of $11.7 million and gross margin of 67% in the prior-year period. The improvement was driven principally by the same transition in Ameluz® cost structure described above.

Selling, general and administrative expenses were $20.7 million, compared to $19.3 million in the prior-year period, an increase of $1.4 million, driven primarily by planned investment and lower turnover in the commercial organization and costs associated with the manufacturing and regulatory functions established following the Strategic Transaction, partially offset by lower litigation-related legal fees.

Research and development expenses were $1.3 million, compared to $2.1 million, reflecting the substantial completion of clinical trials.

Net loss was $5.4 million, or $(0.44) per share, compared to a net loss of $9.5 million, or $(1.05) per share, in the prior-year period. Adjusted EBITDA was $(3.7) million, compared to $(9.5) million in the prior-year period.

Please refer to the table below which presents a GAAP to non-GAAP reconciliation of Adjusted EBITDA for the second quarters and first haves of 2026 and 2025.

Balance Sheet and Cash Flow

Cash and cash equivalents were $4.7 million as of June 30, 2026, compared to $6.4 million as of December 31, 2025. Cash used in operating activities for the six months ended June 30, 2026 was $1.7 million, compared to $7.2 million in the prior-year period.

Total liabilities were $18.1 million as of June 30, 2026, essentially unchanged from $18.1 million at December 31, 2025. The Company’s outstanding indebtedness as of June 30, 2026 consisted of $4.6 million of convertible notes, net, maturing in November 2027. The Company has no bank or other term debt. Total stockholders’ equity was $6.0 million as of June 30, 2026, compared to $10.5 million at December 31, 2025.

Conference Call

Biofrontera will host a conference call and webcast on Thursday, August 13, 2026 at 10:00 a.m., Eastern Time. Participants may dial 1-877-877-1275 (U.S./Canada toll-free), 1-866-605-3852 (Canada toll-free), or 1-412-858-5202 (international).

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company commercializing a portfolio of pharmaceutical products for the treatment of dermatological conditions with photodynamic therapy (PDT). The Company’s products are used for the treatment of actinic keratoses, which are pre-cancerous skin lesions, and in development for additional indications. For more information, visit www.biofrontera-us.com and follow Biofrontera on LinkedIn and X.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net income or loss before interest income and expense, income taxes, depreciation and amortization, and other non-operating items from our statements of operations as well as certain other items considered outside the normal course of our operations specifically described below. Adjusted EBITDA is not a presentation made in accordance with GAAP. Our definition of adjusted EBITDA may vary from the use of similarly titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Adjusted EBITDA should not be considered as an alternative to net income or loss, operating income/(loss), cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance or liquidity. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

Investor Contact

Ben Shamsian

Lytham Partners

646-829-9701

shamsian@lythampartners.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, in this press release, including statements regarding our strategy, future operations, regulatory process, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. The words “believe”, “anticipate”, “intend”, “expect”, “target”, “goal”, “estimate”, “plan”, “assume”, “may”, “will”, “predict”, “project”, “would”, “could” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read this press release and any documents referenced herein completely and with the understanding that our actual future results may be materially different from what we expect. While we have based these forward-looking statements on our current expectations and projections about future events, we may not actually achieve the plans, intentions or expectations disclosed in or implied by our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

These forward-looking statements are subject to risks, uncertainties and assumptions about us and accordingly, actual results or events could differ materially from the plans, intentions and expectations disclosed in or implied by the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: our ability to achieve and sustain profitability; our ability to compete effectively in selling our products; our ability to expand, manage and maintain our direct sales and marketing efforts, including our ability to obtain the financing to develop our marketing strategy, if needed; changes in our relationship with our manufacturing partners and the possible impact of tariffs; our ability to manufacture our products; our ability to adequately protect our intellectual property and operate the business without infringing upon the intellectual property rights of others; our actual financial results may vary significantly from forecasts and from period to period; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; market risks regarding consolidation and group purchasing organizations (“GPOs”) in the healthcare industry; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third-party payors for our products, or procedures using our products significantly declines; our ability to market, commercialize, achieve market acceptance for and sell our products; the fact that product quality issues or product defects may harm our business; any claims brought against the Company, including but not limited to product liability claims, claims of patent infringement, or claims challenging the validity of our intellectual property; our ability to maintain compliance with The Nasdaq Stock Market, LLC continued listing standards; our ability to comply with the requirements of being a public company; the progress, timing and completion of research, development and preclinical studies and clinical trials for our products; our ability to obtain and maintain the regulatory approvals necessary for the marketing of our products in the United States; and other factors that may be disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which can be obtained on the SEC website at www.sec.gov. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

BIOFRONTERA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,659	$6,392
Investment, related party	8	9
Accounts receivable, net	5,545	7,291
Inventories	1,097	1,426
Prepaid expenses and other current assets	892	2,279
Other assets, related party	234	686

Total current assets	12,435	18,083

Inventories, long term	3,658	3,729
Property and equipment, net	2,139	2,158
Operating lease right-of-use assets	2,813	1,584
Intangible assets, net	2,568	2,650
Other assets	451	360

Total assets	$24,064	$28,564

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	4,315	1,855
Accounts payable, related parties, net	1,044	4,811

Operating lease liabilities	472	332
Accrued expenses and other current liabilities	4,710	4,897

Total current liabilities	10,541	11,895

Long-term liabilities:
Convertible notes payable, net	4,620	4,589
Warrant liabilities	526	351
Operating lease liabilities, non-current	2,412	1,240
Other liabilities	9	9

Total liabilities	18,108	18,084

Stockholders’ equity:
Convertible Preferred Stock, $0.001 par value, 20,000,000 shares authorized; no Series B-1; 1,850 and 2,050 Series B-2; 6,498 and 6,593 Series B-3; 9,707 and 10,719 Series C; and 3,019 Series D shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	-	-
Common stock, $0.001 par value, 70,000,000 shares authorized; 14,206,126 and 11,648,323 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	14	12
Additional paid-in capital	139,243	138,413
Accumulated deficit	(133,301)	(127,945)

Total stockholders’ equity	5,956	10,480

Total liabilities and stockholders’ equity	$24,064	$28,564

BIOFRONTERA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and number of shares)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Product revenues, net	$12,003	$9,030	$22,087	$17,617

Operating expenses
Cost of revenues, related party	2,185	2,380	4,016	5,455
Cost of revenues, other	225	262	510	455

Selling, general and administrative	9,628	10,528	20,623	19,183
Selling, general and administrative, related party	41	69	42	76
Patent remediation expense	-	-	392	-
Research and development	448	870	1,348	2,077

Total operating expenses	12,527	14,109	26,931	27,246

Loss from operations	(524)	(5,079)	(4,844)	(9,629)

Other income (expense)
Change in fair value of warrant liabilities	44	153	(175)	702
Change in fair value of investment, related party	(1)	2	(1)	2
Interest expense, net	(126)	(115)	(251)	(220)
Other income (expense), net	26	(264)	(62)	(363)

Total other income (expense)	(57)	(224)	(489)	121

Loss before income taxes	(581)	(5,303)	(5,333)	(9,508)
Income tax expense	23	21	23	19

Net loss	$(604)	$(5,324)	$(5,356)	$(9,527)

Loss per common share:
Basic and diluted	$(0.05)	$(0.57)	$(0.44)	$(1.05)

Weighted-average common shares outstanding:
Basic and diluted	12,923,710	9,351,557	12,306,944	9,108,091

BIOFRONTERA INC.

GAAP TO NON-GAAP ADJUSTED EBITDA RECONCILIATION

(In thousands, except per share amounts and number of shares)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(604)	$(5,324)	$(5,356)	$(9,527)
Interest expense, net	126	115	251	220
Income tax expense	23	21	23	19
Depreciation and amortization	65	21	120	46
EBITDA	(390)	(5,167)	(4,962)	(9,242)
Change in fair value of warrant liabilities	(44)	(153)	175	(702)
Change in fair value of investment, related party	1	(2)	1	(2)
Patent remediation – inventory write-down	-	-	58	-
Patent remediation expense	-	-	392	-
Stock-based compensation	263	187	605	426

Adjusted EBITDA	$(170)	$(5,135)	$(3,731)	$(9,520)
Adjusted EBITDA margin	-1.4%	-56.9%	-16.9%	-54.0%